As filed with the Securities and Exchange Commission on _______________, 2012

Registration No. 333-_________

UNITED STATES

SECURITIES and EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hauppauge Digital Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3227864
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer ID Number)

91 Cabot Court, Hauppauge, New York 11788

(Address of principal executive offices)

Hauppauge Digital Inc. 2012 Performance and Equity Incentive Plan

(Full title of plan)

Mr. Kenneth Plotkin, President, Chairman of the Board,

Chief Executive Officer and Chief Operating Officer

Hauppauge Digital Inc., 91 Cabot Court, Hauppauge, New York 11788

(Name and address of agent for service)

(631) 434-1600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed Maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)

Common Stock Par Value $.01 Per Share	1,000,000	$ 1.11	$ 1,110,000	$ 128.00

(1) Pursuant to Rule 416(b), there shall also be deemed registered hereby all additional securities resulting from anti-dilution adjustments under the 2012 Performance and Equity Incentive Plan as a result of any stock split, stock dividend, recapitalization or similar transaction or event.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the average of the high and low sales prices of the Company’s common stock on the NASDAQ Capital Market on September 10, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in Part I of Form S-8 and a written statement of availability of registrant information and other information required by Item 2 of Form S-8 will be delivered to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). We will maintain a file of such documents in accordance with the provisions of Rule 428 and, upon request, shall furnish to the Securities and Exchange Commission (the “Commission”) or its staff a copy or copies of documents included in such file. Pursuant to the instructions to Form S-8, these documents are not required to be and are not being filed either as part of this Registration Statement, or as a prospectus or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to item 3 of Part II of Form S-8, taken together, constitute part of a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) Prospectus, other documents required to be delivered to participants pursuant to Rule 428(b)(i) or additional information about the 2012 Hauppauge Digital Inc. Performance and Equity Incentive Plan are available without change by contacting:

Hauppauge Digital Inc.

91 Cabot Court

Hauppauge, New York 11788

Attention Chief Financial Officer

(631) 434-1600

The Registrant will provide a written statement to Participants advising them of the availability without charge, upon oral or written request of the foregoing documents.

PART II

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Hauppauge Digital Inc. (the “Company” or the “Registrant”) with the Commission are incorporated by reference into this Registration Statement:

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(a)          The Company’s annual report on Form 10-K for the fiscal year ended September 30, 2011 filed December 27, 2011 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)          The Company’s quarterly reports on Form 10Q for the fiscal quarters ended December 31, 2011, March 31, 2012 and June 30, 2012 filed respectively February 14, 2012, May 14, 2012 and August 14, 2012 pursuant to Section 13(a) or 14(d) of the Exchange Act.

(c)          All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

(d)          The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A/A filed on January 18, 1995, including any amendments thereto or reports filed for the purpose of updating such description. Such registration statement makes reference to the “Description of Securities” set forth at pages 31 through 33 of the Registrant’s Prospectus contained in Registrant’s Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on December 7, 1994 under Registration No. 33-85426.

In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts

The legality of the Common Stock offered hereby has been passed upon by Meltzer, Lippe, Goldstein & Breitstone, LLP (“MLG&B”), legal counsel for the Company with respect to this filing. Attorneys who are a partner or counsel in MLG&B own 1,000 shares of Common Stock of the Company.

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Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in relevant part, that the Company may indemnify its directors and officers in the circumstances therein provided.

Article SEVENTH of the Company’s Certificate of Incorporation, as amended provides:

No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

Article VIII, Section 2 of the Company’s bylaws, as amended, provides:

The corporation shall to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. The indemnifications authorized hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under or through any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the official capacity of those seeking indemnification and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

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The registrant also maintains insurance policies which insures its officers and directors against certain liabilities.

The foregoing discussions are necessarily subject to the complete text of the statute, the articles of incorporation, the by-laws and the terms of the insurance policies and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4(a)(1)	Certificate of Incorporation of the Company filed as an exhibit to our Registration Statement on Form SB-2 (NO 33-85426), as amended, effective January 10, 1995 and incorporated herein by reference.

4(a)(2)	Certificate of Amendment of the Certificate of Incorporation, dated July 14, 2000 filed as an exhibit to our Form 10K for the period ended September 30, 2006 and incorporated herein by reference.

4(b)	By-laws, as amended to date, filed as an exhibit to our Form 8-K dated December 26, 2007 and incorporated herein by reference.

4(c)*	Form of common stock certificate.

5*	Opinion of Meltzer, Lippe, Goldstein & Breitstone, LLP as to the legality of the common stock being offered and consent.

23*	Consent of BDO USA, LLP.

99(a)	Hauppauge Digital Inc. 2012 Performance and Equity Incentive Plan filed as Appendix A-1 to our Definitive Schedule 14A Proxy Statement filed on February 7, 2012 and incorporated herein by reference.

*Filed herewith.

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Item 9.	Undertaking.

(a)          The Registrant hereby undertakes:

(1)          To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant or the Plan pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)          To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

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(b)          The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payments by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, State of New York, on September 12, 2012.

Hauppauge Digital Inc.

By: /s/ Kenneth Plotkin
KENNETH PLOTKIN
President, Chairman of the Board,
Chief Executive Officer and
Chief Operating Officer
(Principal Executive Officer)

By: /s/ Gerald Tucciarone
GERALD TUCCIARONE
Treasurer, Chief Financial
Officer and Secretary
(Principal Financial and
Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and as of the date indicated above.

/s/ Kenneth Plotkin
KENNETH PLOTKIN
President, Chairman of the Board,
Chief Executive Officer and
Chief Operating Officer
(Principal Executive Officer)
and Director

/s/ Gerald Tucciarone
GERALD TUCCIARONE
Treasurer, Chief Financial Officer
and Secretary (Principal Financial
and Accounting Officer)

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/s/ Bernard Herman
BERNARD HERMAN
Director

/s/ Adam M. Zeitsiff
ADAM M. ZEITSIFF
Director

/s/ Seymour G. Siegel
SEYMOUR G. SIEGEL
Director

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EXHIBIT INDEX

Exhibit Number	Description

4(a)(1)	Certificate of Incorporation of the Company filed as an exhibit to our Registration Statement on Form SB-2 (NO 33-85426), as amended, effective January 15, 1995 and incorporated herein by reference.

4(a)(2)	Certificate of Amendment of the Certificate of Incorporation, dated July 14, 2000 filed as an exhibit to our Form 10K for the period ended September 30, 2006 and incorporated herein by reference.

4(b)	By-laws, as amended to date, filed as an exhibit to our Form 8-K dated December 26, 2007 and incorporated herein by reference.

4(c)*	Form of common stock certificate.

5*	Opinion of Meltzer, Lippe, Goldstein & Breitstone, LLP as to the legality of the common stock being offered and consent.

23*	Consent of BDO USA, LLP.

99(a)	Hauppauge Digital Inc. 2012 Performance and Equity Incentive Plan filed as Appendix A-1 to our Definitive Schedule 14A Proxy Statement filed on February 7, 2012 and incorporated herein by reference.

*Filed herewith.

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